Exhibit 10.1

PROGRESS BANK & TRUST

2008 INCENTIVE STOCK COMPENSATION PLAN

February 19, 2008

B-1

PROGRESS BANK & TRUST

2008 INCENTIVE STOCK COMPENSATION PLAN

This 2008 Incentive Stock Compensation Plan is adopted of the 19th day of February, 2008, by Progress Bank & Trust, an Alabama state bank.

ARTICLE I.

PURPOSE, SCOPE AND ADMINISTRATION OF THE PLAN

Section 1.01.         Purpose. The purpose of the Plan is to promote the long-term success of the Company by providing financial incentives to eligible persons who are in positions to make significant contributions toward such success. The Plan is designed to attract individuals of outstanding ability to employment with the Company and to serve as members of the Company’s Board of Directors, to encourage such persons to acquire a proprietary interest in the Company, and to render superior performance for the Company.

Section 1.02.         Definitions. Unless the context clearly indicates otherwise, for purposes of the Plan the following terms have the respective meanings set forth below:

(a)            “Board of Directors” means the Board of Directors of the Company.

(b)            “Code” means the Internal Revenue Code of 1986, as amended.

(c)            “Committee” means the Human Resources/Compensation Committee of the Board of Directors of the Company (or any successor committee thereto), which committee shall be composed of not less than two members of the Board of Directors, or in the absence of such Committee, the full Board of Directors.

(d)            “Common Stock” means the common stock of the Company, par value $1.00 per share, or such other class of shares or other securities to which the provisions of the Plan may be applicable by reason of the operation of Section 3.01.

(e)            “Company” means Progress Bank & Trust, an Alabama state bank, and its majority owned subsidiaries including subsidiaries which become such after the date of adoption of the Plan.

(f)             “Disability” means that the Grantee (1) has established to the satisfaction of the Committee that the Grantee is disabled as defined by any applicable policy of the Company or standard determined by the Committee, and (2) has satisfied any requirement imposed by the Committee in regard to evidence of such disability.

(g)            “Fair Market Value” of a share of Common Stock on any particular date means the average between the bid and ask prices quoted on such date by the National Daily Quotation Service, or on the National Association of Securities Dealers Automated Quotation (the “NASDAQ”) System, or a registered securities exchange, if listed thereon. In the event that both bid and ask prices are not so quoted, then the Fair Market Value shall be the bid price determined by the National Association of Securities Dealers, Inc. (the “NASD”) local quotations committee as most recently published in a daily newspaper of general circulation in Madison County, Alabama. In the event that no such bid price is published, then Fair Market Value shall be the fair market value as determined by the Board of Directors. In order to satisfy the exemption from Code Section 409A as set forth in Proposed Treasury Regulation § 1.409A-1(b)(5), then, notwithstanding any provision in this Plan to the contrary, in the event the Fair Market Value of a share of Common Stock is not established by an established securities market, any such determinations of Fair Market Value with respect to a Non-Qualified Stock Option shall be based on a reasonable valuation method so as to ensure that the Option price per share of Common Stock is not less than 100% of the Fair Market Value on the Grant Date.

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(h)            “Grant Date” means the date as of which such Option is granted by the Committee pursuant to the Plan.

(i)            “Grantee” means the person to whom an Option is granted by the Committee pursuant to the Plan.

(j)            “Incentive Stock Option” means an Option that qualifies as an incentive stock option as described in Section 422(b) of the Code.

(k)            “Non-Qualified Stock Option” or “NQSO” means any Option granted under this Plan, other than an Incentive Stock Option.

(l)            “Option” means an option granted by the Committee pursuant to Article II of the Plan to purchase shares of Common Stock, which shall be designated at the time of grant as either an Incentive Stock Option or a Non-Qualified Stock Option, as provided in Section 2.01.

(m)            “Option Agreement” means the agreement between the Company and a Grantee under which the Grantee is granted an Option pursuant to the Plan.

(n)            “Option Period” means the period fixed by the Committee during which an Option may be exercised, provided that no Option shall, under any circumstances, be exercisable more than ten years after the Grant Date.

(o)            “Plan” means the Progress Bank & Trust 2008 Incentive Stock Compensation Plan as set forth herein and as amended from time to time.

(p)            “Retirement” means the Grantee’s termination of employment in a manner which qualifies the Grantee to receive immediately payable retirement benefits under any retirement plan hereafter adopted by the Company, or which in the absence of any such retirement plan, is determined by the Committee to constitute retirement.

Section 1.03.         Shares Available Under the Plan.

(a)            The number of shares of Common Stock with respect to which Options may be granted shall be eighteen percent (18%) of the total number of shares sold in the initial offering shares of Common Stock, subject to adjustment in accordance with the remaining provisions of this Section and the provisions of Section 3.01.

(b)            In the event that any Option expires or otherwise terminates prior to being fully exercised, the Committee may, without decreasing the number of shares authorized in this Section 1.03, grant new Options hereunder to any eligible Grantee for the shares with respect to such terminated Options.

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(c)            Any shares of Common Stock to be delivered by the Company upon the exercise of Options may, at the discretion of the Board of Directors, be issued from the Company’s authorized but unissued shares of Common Stock or be transferred from any available treasury stock.

Section 1.04.         Administration of the Plan.

(a)            Except as provided in Section 1.04(c), the Plan shall be administered by the Committee which shall have the authority to:

(i)             Determine those persons to whom, and the times at which, Options shall be granted and the number of shares of Common Stock to be subject to each such Option, taking into consideration (A) the nature of the services rendered by the particular person; (B) the person’s potential contribution to the long term success of the Company; and (C) such other factors as the Committee in its discretion shall deem relevant;

(ii)            Interpret and construe the provisions of the Plan and to establish rules and regulations relating to it;

(iii)           Prescribe the terms and conditions of the Option Agreements for the grant of Options (which need not be identical) in accordance and consistent with the requirements of the Plan, including allowing adjustments to the duration of the Option Period related to such agreements; and

(iv)           Make all other determinations necessary or advisable to administer the Plan in a proper and effective manner.

(b)            All decisions and determinations of the Committee in the administration of the Plan and in response to questions or in connection with other matters concerning the Plan or any Option shall (whether or not so stated in the particular instance in the Plan) be final, conclusive, and binding on all persons, including, without limitation, the Company, the shareholders and directors of the Company, and any persons having any interest in any Options which may be granted under the Plan.

(c)            In all cases in which the Committee is authorized or directed pursuant to the Plan to take action, such action may be taken by the Board of Directors as a whole. It is the intention of the Plan that the Committee may be appointed by the Board of Directors for convenience and efficiency of administration.

Section 1.05.         Eligibility for Awards. The Committee shall designate, from time to time, the employees or directors of the Company who are to be granted Options. All directors and salaried employees of the Company are eligible to participate.

Section 1.06.         Effective Date of Plan. Subject to the receipt of all required regulatory approvals, the Plan shall become effective upon its adoption by the Board of Directors, provided that any grant of Options under the Plan prior to approval of the Plan by the shareholders of the Company is subject to such shareholder approval within twelve months of adoption of the Plan by the Board of Directors.

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ARTICLE II.

STOCK OPTIONS

Section 2.01.         Grant of Options.

(a)            The Committee may, from time to time and subject to the provisions of the Plan, grant Options to employees or directors under appropriate Option Agreements to purchase shares of Common Stock.

(b)            The Committee may designate any Option which satisfies the requirements of Section 2.03 of the Plan as an Incentive Stock Option and may designate any Option granted hereunder as a Non-Qualified Stock Option, or the Committee may designate a portion of an Option as an Incentive Stock Option (so long as that portion satisfies the requirements of Section 2.03) and the remaining portion as a Non-Qualified Stock Option. Any portion of an Option that is not designated as an Incentive Stock Option shall be a Non-Qualified Stock Option. A Non-Qualified Stock Option must satisfy the requirements of Section 2.02 of the Plan, but shall not be subject to the requirements of Section 2.03.

Section 2.02.         Option Requirements.

(a)            An Option shall be evidenced by an Option Agreement specifying the number of shares of Common Stock that may be purchased upon its exercise and containing such terms and conditions not inconsistent with the Plan and based on such factors as the Committee shall determine, in its sole discretion, to be applicable to that particular Option.

(b)            An Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and stated in the Option Agreement; provided, however, that an Option shall become immediately exercisable upon the death of Grantee or upon employment with the Company ceasing because of Disability. If the Committee provides that any Option is exercisable only in installments or provides other vesting requirements, the Committee may waive such provisions at any time, in whole or in part, based on such factors as the Committee shall, in its sole discretion, determine. Unless otherwise explicitly set forth in the Option Agreement, any Option which is not exercisable as of the date of the Grantee’s termination of employment with the Company shall terminate as of such date and be of no further force and effect.

(c)            An Option shall expire by its terms at the expiration of the Option Period and shall not be exercisable thereafter.

(d)            The Committee may specify in the Option Agreement the basis for the expiration or termination of the Option prior to the expiration of the Option Period.

(e)            The Option price per share of Common Stock shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date.

(f)             An Option shall not be transferable other than by testamentary disposition or the laws of descent and distribution. During the Grantee’s lifetime except for limited estate planning or pursuant to a domestic order as permitted by Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, or a successor provision, an Option shall be exercisable only by the Grantee, or in the event of the Grantee’s Disability and the Option remains exercisable, by his or her duly appointed guardian or other legal representative.

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(g)            An Option, to the extent that it has not previously been exercised, shall terminate upon the earliest to occur of (i) the expiration of the applicable Option Period as set forth in the Option Agreement granting such Option; (ii) the expiration of three months after the Grantee’s Retirement; (iii) the expiration of one year after the Grantee ceases to be an employee or director of the Company due to Disability; (iv) the expiration of one year after the Grantee ceases to be an employee or director of the Company due to the death of the Grantee; or (v) three months after the date on which a Grantee ceases to be an employee or director of the Company for any reason other than Retirement, Disability, or death, unless the Option Agreement provides for earlier termination.

(h)            A person electing to exercise an Option shall give written notice of such election to the Company in such form as the Committee may require, accompanied by payment in cash or in such other manner as may be approved by the Committee in an amount equal to the full purchase price of the shares of Common Stock for which the election is made. As determined by the Committee, in its sole discretion, whether before or after the Grant Date, payment in full or in part may be made in the form of unrestricted Common Stock already owned by the Grantee or, except in the case of Incentive Stock Options, in the form of a withholding of sufficient shares of Common Stock otherwise issuable upon the exercise of the Option to constitute payment of the purchase price based, in each case, on the Fair Market Value of the Common Stock on the date the Option is exercised; provided that an election to make such payment in Common Stock or to have shares so withheld, in addition to being subject to the approval of the Committee, shall be irrevocable.

Further, upon written request and authorization of the Grantee and to the extent permitted by applicable law, the Committee may allow arrangements whereby an Option may be exercised and the exercise price (together with any tax withholding obligations of the Grantee) paid pursuant to arrangements with brokerage firms permitted under Regulation T of the Board of Governors of the Federal Reserve System (or successor regulations or statutes). In no event, however, may such transaction or arrangement occur if a violation by the Grantee of applicable state or federal securities laws would result therefrom.

(i)             All NQSOs granted pursuant to this Plan shall satisfy the exemption from Code Section 409A set forth in Proposed Treasury Regulation § 1.409A-1(b)(5).

Section 2.03.         Incentive Stock Option Requirements.

(a)            An Option designated by the Committee as an Incentive Stock Option is intended to qualify as an “incentive stock option” within the meaning of Section 422(b) of the Code and shall satisfy, in addition to the conditions of Section 2.02 of the Plan, the conditions set forth in this Section.

(b)            An Incentive Stock Option shall not be granted to an individual who, on the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, unless the Committee provides in the Option Agreement with any such individual that the option price per share of Common Stock will not be less than 110% of the Fair Market Value of a share of Common Stock on the Grant Date and that the Option Period will not extend beyond five years from the Grant Date.

(c)            The aggregate Fair Market Value, determined on the Grant Date, of the shares of Common Stock as to which Incentive Stock Options are exercisable for the first time by any Grantee with respect to the Plan and incentive stock options (within the meaning of Section 422(b) of the Code) under any other plan of the Company or any parent or subsidiary thereof, in any calendar year shall not exceed $100,000. To the extent that the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company exceeds $100,000 (within the meaning of Section 422 of the Code), such excess Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Board of Directors shall determine, in accordance with applicable provisions of the Code, United States Treasury Department regulations, and other administrative pronouncements, which of an Optionee’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Optionee of such determination as soon as practicable after such determination.

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ARTICLE III.

GENERAL PROVISIONS

Section 3.01.         Adjustment Provisions.

(a)            In the event of (i) any dividend payable in shares of Common Stock; (ii) any recapitalization, reclassification, split-up, or consolidation of, or other change in, the Common Stock; or (iii) an exchange of the outstanding shares of Common Stock, in connection with a merger, consolidation, or other reorganization of or involving the Company or a sale by the Company of all or a portion of its assets, for a different number or class of shares of stock or other securities of the Company or for shares of the stock or other securities of any other corporation (whether issued to the Company or to its shareholders); the number of shares of Common Stock available under the Plan pursuant to Section 1.03 shall be adjusted to appropriately reflect the occurrence of the event specified in clauses (i), (ii) or (iii) above and the Committee shall, in such manner as it shall determine in its sole discretion, appropriately adjust the number and class of shares or other securities which shall be subject to Options and/or the purchase price per share which must be paid thereafter upon exercise of any Option. Any such adjustments made by the Committee shall be final, conclusive, and binding upon all persons, including, without limitation, the Company, the shareholders, and directors of the Company and any persons having any interest in any Options which may be granted under the Plan.

(b)            Except as provided in paragraph (a) immediately above, issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class shall not affect the Options.

Section 3.02.         Additional Conditions.

(a)            Any shares of Common Stock issued or transferred under any provision of the Plan may be issued or transferred subject to such conditions, in addition to those specifically provided in the Plan, as the Committee or the Company may impose.

(b)            If, prior to the time a Grantee has exercised all Options, the Committee or the Corporate Secretary of the Company receives from the Company notice of suspected dishonesty of the Grantee, or of suspected conduct by the Grantee which causes or reasonably may be expected to cause substantial damage to the Company or one or more of its subsidiaries, each Option, to the extent not previously exercised, shall terminate immediately and neither the Grantee nor any one claiming under him shall have any rights thereto.

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Section 3.03.         No Rights as Shareholder or to Employment. No Grantee or any other person authorized to purchase Common Stock upon exercise of an Option shall have any interest in or shareholder rights with respect to any shares of Common Stock which are subject to any Option until such shares have been issued and delivered to the Grantee or any such person pursuant to the exercise of such Option. Furthermore, the Plan shall not confer upon any Grantee any rights of employment with the Company, including without limitation, any right to continue in the employ of the Company, or affect the right of the Company to terminate the employment of a Grantee at any time, with or without cause.

Section 3.04.         General Restrictions. Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law; (ii) the consent or approval of any government regulatory body; or (iii) an agreement by the recipient of an award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee. A Grantee shall agree, as a condition of receiving any award under the Plan, to execute any documents, make any representations, agree to restrictions on stock transferability, and take any actions which in the opinion of legal counsel to the Company are required by any applicable law, ruling, or regulation. The Company is in no event obligated to register any such shares, to comply with any exemption from registration requirements, or to take any other action which may be required in order to permit, or to remedy or remove any prohibition or limitation on, the issuance or sale of such shares to any Grantee or other authorized person.

Section 3.05.         Rights Unaffected.

(a)            The existence of the Options shall not affect:

(i)             the right or power of the Company or its shareholders to make adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business;

(ii)            any issue of bonds, debentures, preferred or prior preference stocks affecting the Common Stock or the rights thereof;

(iii)           the dissolution or liquidation of the Company, or sale or transfer of any part of its assets or business; or

(iv)           any other corporate act, whether of a similar character or otherwise.

(b)            As a condition of grant, exercise, or lapse of restrictions on any Option the Company may, in its sole discretion, withhold or require the Grantee to pay or reimburse the Company for any taxes which the Company determines are required to be withheld (including, without limitation, any required FICA or AMT payments), in connection with the grant of or lapse of restrictions on the grant of or any exercise of an Option. Whenever payment or withholding of such taxes is required, the Grantee may satisfy the obligation, in whole or in part, by electing to deliver to the Company shares of Common Stock already owned by the Grantee or electing to have the Company withhold shares of Common Stock which would otherwise be delivered to the Grantee, in each case having a value equal to the amount required to be withheld, and provided that such shares may be surrendered only at the minimum statutory rate. For these purposes, the value of the shares to be withheld is the Fair Market Value on the date that the amount of tax to be withheld is to be determined (the “Tax Date”).

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(c)            An election by a Grantee to deliver shares of Common Stock already owned by the Grantee or to have shares withheld for purposes of Section 2.02(h) of the Plan (an “Election”) must meet the following requirements in order to be effective:

(i)             the Election must be made prior to the Tax Date;

(ii)            the Election is irrevocable; and

(iii)           the Election may be disapproved by the Committee in its sole discretion.

Section 3.06.         Choice of Law. The validity, interpretation, and administration of the Plan, the Option Agreement, and of any rules, regulations, determinations, or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Alabama. Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the laws of the State of Alabama, without regard to the place where the act or omission complained of took place, the residence of any party to such action or the place where the action may be brought or maintained.

Section 3.07.         Amendment, Suspension, and Termination of Plan.

(a)            The Plan may be terminated, suspended, or amended, from time to time, by the Board of Directors in such respects as it shall deem advisable; provided, however, that (i) any such amendment that would require shareholder approval in order to ensure compliance with Rule 16b-3, if applicable, under the Securities Exchange Act of 1934, or any successor rule thereto, or any other applicable rules or regulations, shall be subject to approval by the shareholders of the Company; and (ii) any amendment that would change the maximum aggregate number of shares for which Options may be granted under the Plan (except as required under any adjustments pursuant to Sections 1.03 and 3.01 of the Plan) shall be subject to approval of the shareholders of the Company.

(b)            Notwithstanding any other provision herein contained, no Incentive Stock Options shall be granted on or after the tenth anniversary of the approval of the Plan by the Board of Directors and the Plan shall terminate and all Options previously granted shall terminate, in the event and on the date of liquidation or dissolution of the Company.

(c)            Whether before or after termination of the Plan, the Board of Directors has full authority in accordance with Section 3.07(a) to amend the Plan, effective for Options which remain outstanding under the Plan.

Section 3.08.         Loans. The Company may at any time, consistent with applicable regulations, including Regulation O and any Company policy restricting or prohibiting loans to executive officers, lend to a Grantee any funds required in connection with any aspect of the Plan, including without limitation the exercise price and any taxes that must be paid or withheld.

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Section 3.09.         Regulatory Capital Requirements. All Options granted under this Plan are subject to the requirement that, notwithstanding any other provision of the Plan or the Option Agreement, the Company’s primary bank regulator shall at any time have the right to require the Grantee to exercise the Option or to forfeit the Option if not exercised if the Company’s capital falls below minimum capital required as determined by the Company’s primary bank regulator.

Section 3.10.         Disclosures. A copy of this Plan shall be given to any Grantee. Any security issued pursuant to this Plan that is not registered under the Securities Act of 1933 or the Alabama Securities Act shall be deemed restricted within the meaning of Securities and Exchange Commission Rule 144, and certificates respecting such shares shall be marked with an appropriate legend indicating applicable restrictions on resale.

Section 3.11.         Savings Clause. The Plan shall be administered, operated, and interpreted such that all stock Options granted hereunder are not considered deferred compensation subject to Section 409A of the Code and the Committee shall have discretion to modify or amend any Option granted hereunder and any Stock Option Agreement (and may do so retroactively); provided that any such modification or amendment is necessary to cause such stock option to be exempt from Section 409A of the Code and is not materially prejudicial to the Company and the affected Grantee.

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AMENDMENT ONE

to the Progress Bank & Trust

2008 Incentive Stock Compensation Plan

THIS AMENDMENT ONE (this “Amendment”) is made as of April 17, 2012, by Progress Bank & Trust, an Alabama banking corporation (the “Bank”).

WHEREAS, the Bank maintains the Progress Bank & Trust 2008 Incentive Stock Compensation Plan (the “Plan”) as adopted on February 19, 2008; and

WHEREAS, the Plan currently provides that the number of shares of the Bank’s common stock with respect to which Options (as defined in the Plan) may be granted shall be 18% of the total number of shares sold in the Bank’s initial offering; and

WHEREAS, after giving effect to the November 18, 2008 stock split, Options to purchase a total of 822,232 shares of the Bank’s common stock are currently authorized for issuance under the Plan, and Options to purchase 797,624 shares under the Plan were outstanding as of March 31, 2012, leaving only 24,608 shares available for additional issuances; and

WHEREAS, in light of the Bank’s continued growth, the Board of Directors of the Bank (the “Board”) has determined that the number of shares remaining for issuance under the Plan is insufficient to provide adequately for the continued participation of the Bank’s personnel in future years; and

WHEREAS, the Board desires to amend the Plan to increase the number of shares available for issuance to 18% of the 6,593,015 shares of the Bank’s common stock outstanding as of March 31, 2012 (or 1,186,742 shares), representing an increase of 364,510 shares currently available for issuance under the Plan; and

WHEREAS, the shareholders of the Bank approved this Amendment on April 17, 2012.

NOW, THEREFORE, effective as of April 17, 2012, the Bank does hereby amend the Plan as follows:

1.             By deleting Section 1.03(a) of the Plan and replacing it in its entirety with the following:

(a)           The number of shares of Common Stock with respect to which Options may be granted shall be eighteen percent (18%) of the total number of shares of the Company’s Common Stock outstanding as of March 31, 2012 (or 1,186,742 shares), subject to adjustment in accordance with the remaining provisions of this Section and the provisions of Section 3.01.

All other provisions of the Plan shall remain in full force and effect as prior to the adoption of this Amendment.

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AMENDMENT TWO

to the Progress Bank & Trust

2008 Incentive Stock Compensation Plan

THIS AMENDMENT TWO (this “Amendment”) is made as of September 17, 2013, by Progress Bank & Trust, an Alabama banking corporation (the “Bank”).

WHEREAS, Progress Financial Corporation (the “Company”) and the Bank entered into an Agreement and Plan of Share Exchange, pursuant to which the Bank became a wholly-owned subsidiary of the Company effective as of July 11, 2013 (the “Transaction”); and

WHEREAS, the Bank maintains the Progress Bank & Trust 2008 Incentive Stock Compensation Plan (the “Plan”); and

WHEREAS, the Company and the Bank entered into an Agreement (the “Agreement”), effective as of September 17, 2013, pursuant to which the Company agreed that the Bank may obligate the Company to issue shares of the Company’s common stock pursuant to the exercise of any options issued pursuant to the Plan; and

WHEREAS, it is the express intention of the Bank that the Plan only be amended to the extent necessary to substitute Company common stock for Bank common stock; and

WHEREAS, the Board of Directors of the Bank desires to amend the Plan to reflect the terms of the Agreement.

NOW, THEREFORE, the Bank does hereby amend the Plan as follows:

1.             By inserting the following definitions in Section 1.02 and re-ordering the other definitions accordingly:

“Bank” means Progress Bank & Trust, an Alabama banking corporation, and its majority-owned subsidiaries, including subsidiaries which become such after the date of adoption of the Plan.

“Holding Company” means Progress Financial Corporation, an Alabama corporation, and the bank holding company for the Bank.

2.             By deleting the existing definition of “Common Stock” set forth in Section 1.02(d) of the Plan and replacing it with the following:

“Common Stock” means the common stock of the Holding Company, par value $1.00 per share, or such other class of shares or other securities to which the provisions of the Plan may be applicable by reason of the operation of Section 3.01.

3.             By deleting the definition of “Company” in Section 1.02(e) and, in every instance in the Plan, as amended, where the term “Company” appears or is referenced, replacing such term with the term “Bank.”

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4.             By deleting Section 1.03(c) of the Plan and replacing it with the following:

(c)	Any shares of Common Stock to be delivered by the Holding Company upon the exercise of Options may, at the discretion of the Board of Directors of the Holding Company, be issued from the Holding Company’s authorized but unissued shares of Common Stock or be transferred from any available treasury stock.

5.	By deleting Section 1.04(b) of the Plan and replacing it with the following:

(b)	All decisions and determinations of the Committee in the administration of the Plan and in response to questions or in connection with other matters concerning the Plan or any Option shall (whether or not so stated in the particular instance of the Plan) be final, conclusive, and binding on all persons, including, without limitation, the Holding Company, the Bank, the shareholders and directors of the Holding Company and the Bank, and any persons having any interest in any Options which may be granted under the Plan.

6.	By deleting Section 3.01 of the Plan and replacing it with the following:

Section 3.01          Adjustment Provisions.

(a)	In the event of (i) any dividend payable in shares of Common Stock; (ii) any recapitalization, reclassification, split-up, or consolidation of, or other change in, the Common Stock; or (iii) an exchange of the outstanding shares of Common Stock, in connection with a merger, consolidation, or other reorganization of or involving the Holding Company or the Bank, or a sale by the Holding Company or the Bank of all or a portion of its assets, for a different number or class of shares of stock or other securities of the Holding Company or the Bank or for shares of the stock or other securities of any other corporation (whether issued to the Holding Company or the Bank or to their shareholders), the number of shares of Common Stock available under the Plan pursuant to Section 1.03 shall be adjusted to appropriately reflect the occurrence of the event specified in clauses (i), (ii) or (iii) above, and the Committee shall, in such manner as it shall determine in its sole discretion, appropriately adjust the number and class of shares or other securities which shall be subject to Options and/or the purchase price per share which must be paid thereafter upon exercise of any Option. Any such adjustments made by the Committee shall be final, conclusive, and binding upon all persons, including, without limitation, the Holding Company, the Bank, the shareholders and directors of the Holding Company and the Bank, and any persons having any interest in any Options which may be granted under the Plan.

(b)	Except as provided in paragraph (a) immediately above, issuance by the Holding Company or the Bank of shares of stock of any class or securities convertible into shares of stock of any class shall not affect the Options.

7.	By deleting Section 3.04 of the Plan and replacing it with the following:

Section 3.04          General Restrictions. Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law; (ii) the consent or approval of any government regulatory body; or (iii) an agreement by the recipient of an award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee. A Grantee shall agree, as a condition of receiving any award under the Plan, to execute any documents, make any representations, agree to restrictions on stock transferability, and take any actions which in the opinion of legal counsel to the Holding Company and the Bank are required by any applicable law, ruling, or regulation. Neither the Holding Company nor the Bank is in any event obligated to register any such shares, to comply with any exemption from registration requirements, or to take any other action which may be required in order to permit, or to remedy or remove any prohibition or limitation on, the issuance or sale of such shares to any Grantee or other authorized person.

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8.	By deleting Section 3.05(a) of the Plan and replacing it with the following:

(a)	The existence of the Options shall not affect:

(i)	the right or power of the Holding Company or the Bank or their shareholders to make adjustments, recapitalizations, reorganizations, or other changes in the Holding Company’s or the Bank’s capital structures or their business;

(ii)	any issue of bonds, debentures, preferred or prior preference stocks affecting the Common Stock or the rights thereof;

(iii)	the dissolution or liquidation of the Holding Company or the Bank, or sale or transfer of any part of the assets or business of the Holding Company or the Bank; or

(iv)	any other corporate act, whether of a similar character or otherwise.

All other provisions of the Plan shall remain in full force and effect as prior to the adoption of this Amendment.

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